Exhibit 99.1

A leading provider of post‐acute services March 2018 © 2018 by Genesis Healthcare, Inc. All Rights Reserved.

Safe Harbor Statement Certain statements in this presentation regarding the expected benefits of future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals, strategies or prospects contained in this presentation constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including changes in the Company’s reimbursement rates; healthcare reform legislation; the impact of government investigations and legal actions against the Company’s centers and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. References made in this presentation to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. 2

Agenda  Genesis Overview  Financial Restructuring

Genesis

Genesis Overview

Genesis HealthCare is now one of the largest providers of post-acute care services in the nation.

Publicly Traded
Ticker: GEN

~70,000
dedicated teammates

~60,000
beds

Operating Occupancy
84.6% *as of September 30, 2017*

Competitive Strengths

- More than 450 facilities across 30 states
- More than 200 clinical specialty units.
- More than 425 Genesis physicians and nurse practitioners.
- Strong referral network with hospitals.
- Genesis also supplies contract rehabilitation services to more than 1,600 locations across 46 states.

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Operating With Geographic Scale and Scope coordinated sales/marketing strategies  Geographic density = operating efficiencies, strong hospital relations &  Geographic diversity reduces regulatory risk  More than 450 SNF and ALF facilities across 30 states Top 5 states by licensed beds:  PA: 10.7%    NJ: 11.8%  MD: 7.7%  CA: 6.8%  MA: 7.2% As of February 2018 5

Advantages of National Scale – … with regional & local focus … 6 Advantages Examples Contracting with National Payors •United Healthcare and Aetna Ability to Invest in Technology & Innovation •BPCI and MSSP •Industry leading technology platforms Purchasing Power •Cost efficiencies •Major vendor contracts •Employee benefit cost and administration Regional and Local Focus •Hospital relationships •Local knowledge •Operate 4 regional offices Investment in Enhanced Clinical Capabilities •Leadership •Genesis Physician Services

Genesis

Differentiation Through Specialization

Strategic investments in sub-acute specialty units help differentiate Genesis

PowerBack

100% ShortStay. Aggressive, highly personalized - designed to get patients home sooner

Transitional Care Units (TCU)

A rapid recover option for patients requiring post-acute rehab and medical services due to illness, surgery or injury

Memory Support (Alzheimer's)

Offers a safe, secure, home-like environment with consistent staff to promote relationships and stable family atmosphere

Ventilator Unit

Designed for patients who need short-term or continuous ventilator care or rehab

Dialysis

On-site for patients requiring treatment for end-stage renal disease along with skilled care (includes bed-side dialysis)


Clinical Specialty Unit Breakdown by Type
12
12
18
79
105
PowerBack
TCU
Memory Support
Vent
Dialysis

Total Specialty Units: 226

As of February 2018

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Genesis Physician Services Overview Full and Part-Time Provider Growth  Group practice specializing in sub-acute, skilled nursing & long-term care Dedicated Medical Directors & full-/ part-time Attending Physicians and APPs Clinical care partners for the entire Genesis care team 75% of facility admissions are seen by GPS providers (where a GPS presence exists) More than 625,000 patient visits annually Genesis HealthCare ACO selected to participate in MSSP Targeting close to 500 contracted physicians to join GPS and ACO as part of expansion strategy Named Dr. Richard Feifer Chief Medical Officer of GPS in April 2016 500 450 400 461 425  370 360 197  350 306 179 269 300 250 200 150 100 155 156  227 141 175 135    142 122 264 98 246 215 204 83 165 134 105 50  77 59 0  APPs Physicians 8

Genesis Rehab Services Value-Based Initiatives • New business line – Vitality to You • Extends GRS’ therapy services into the community; patient receives rehabilitation in the home • Designed to allow SNF’s to reduce average lengths of stay GRS - Growth Opportunities • Highly fragmented / non-capital intensive industry offers attractive growth opportunities Genesis / Formation Capital acquisition / development strategy Potential to “value unlock” the GRS segment, currently undervalued inside Genesis • • 9

Occupancy Trends vs Competitors 88.0% 86.0% 85.6% 85.1% 84.6% 84.0% 82.0% 80.0% 78.0% 77.0% 77.1% 76.0% 76.3% 75.7% 74.9% 74.7% 74.6% 74.0% 72.0% 3Q15 4Q15 1Q16 2Q16 Genesis 3Q16 Kindred 4Q16 Ensign 1Q17 2Q17 3Q17 ** Source: 10Q and 10K SEC Filings - Genesis and Ensign = Operating Occupancy - Kindred = type of Occupancy not defined. Kindred began treating the SNF segment as a discontinued business beginning in 2Q17 10 86.0% 86.0% 86.1% 85.6% 85.5% 84.6% 78.6% 78.1% 77.3% 78.1% 77.9% 76.7% 77.5% 77.9% 75.5%

Genesis – Skilled Mix Trends 25.0% 20.0% 18.7% 15.0% 12.5% 12.3% 12.0% 11.9% 11.2% 10.0% 7.3% 7.3% 7.2% 7.2% 7.3% 7.5% 5.0% 0.0% 3Q15 4Q15 1Q16 2Q16 3Q16 Medicare Mix 4Q16 Insurance Mix 1Q17 2Q17 3Q17 Total Skilled Mix 11 20.6% 20.3% 21.2% 20.2% 20.6% 19.6% 19.3% 19.7% 13.7% 13.4% 13.1% 12.9% 8.1%7.8%7.5%

Agenda  Genesis Overview  Financial Restructuring

Financial Restructuring Highlights  New financing / liquidity enhancements:  New MipCap /Apollo ABL lender extends $555 5-year credit facility million    Eliminates prior facility forbearance agreement Extends ABL maturity three years to 2023  Existing term-loan lenders expand second lien term loan by $40 million New financing improves liquidity by $70 million 13

Financial Restructuring Highlights (continued)  Lease and loan agreements modified  $54 million of permanent annual cash rent reductions represent an 11% reduction in 2017 annual cash rents $8 million annual cash interest reductions represent a 10% reduction in cash interest obligations, after taking into account new ABL financing Welltower rent escalators reduced from 2.9% to 2.0% January 1, 2019    2018 fixed charges reduced $62 million from 2017 levels 14

Restructuring Plan Pro Forma Analysis 15 LTM Sept 30, 2017 Pro Forma LTM Sept 30, 2017 Fixed Charge Coverage Ratio 1.11x 1.25x Lease Coverage Ratio 1.30X 1.46X Net Funded Leverage Ratio 7.22X 5.77X Net Adjusted Leverage Ratio 7.82X 7.30X

Priorities in 2018  Continue to improve capital structure Additional opportunities to reduce cost of capital Significant opportunities to optimize the portfolio        Exit non-core markets with insufficient density to compete Exit unprofitable markets Selectively increase density in core markets  Position the Company for long-term success as negative trends begin to ease 16

Appendix

Appendix We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures: EBITDA We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest and lease expense) and our asset base (depreciation and amortization expense) from our operating results. In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance. Adjustments to EBITDA We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding, in the case of EBITDAR, the value of our business, and, in the case of EBITDA, our ongoing operating performance. We believe that the presentation of Adjusted EBITDA, when combined with GAAP net income (loss) attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements. We adjust EBITDA for the following items:  Loss on extinguishment of debt. We recognize losses on the extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees. We exclude the effect of losses or gains recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.  Other loss (income). We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets. We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.  Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs. We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.  Customer receivership. We exclude the non-cash costs related to a customer receivership and the related write-down of unpaid accounts receivable. We believe these costs do not accurately reflect the underlying performance of our operating businesses.  Long-lived asset impairments. We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses. Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is excluded from EBITDA.  Goodwill and identifiable intangible asset impairments. We exclude non-cash goodwill and identifiable intangible asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.  Severance and restructuring. We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment. We believe these costs do not reflect the underlying performance of our operating businesses. We do not exclude severance costs that are not associated with such restructuring activities. 18

Appendix Losses of newly acquired, constructed or divested businesses. The acquisition and construction of new businesses is an element of our growth strategy. Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition. Newly constructed or developed businesses also generate losses while in their start-up phase. We view these losses as both temporary and an expected component of our long-term investment in the new venture. We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business. The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA. The operating performance of new businesses is no longer adjusted when computing Adjusted EBITDA beginning in the period in which a new business generates positive Adjusted EBITDA and all periods thereafter. The divestiture of underperforming or non-strategic facilities is also an element of our business strategy. We eliminate the results of divested facilities beginning in the quarter in which they become divested. We view the losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.    Stock-based compensation. We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying operating performance of our operating businesses.  Other Items. From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses. In the current reporting period, we incurred the following expenses that we believe are non-recurring in nature and do not reflect ongoing operating performance of the Company or our operating businesses. (1) Skilled Healthcare and other loss contingency expense – We exclude the estimated settlement cost and any adjustments thereto regarding the four legal matters inherited by Genesis in the Skilled and Sun Transactions and disclosed in the commitments and contingencies footnote to our consolidated financial statements describing our material legal proceedings. In the nine months ended September 30, 2016, we increased our estimated loss contingency expense by $15.2 million, respectively, related to these matters. We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. We do not exclude the estimated settlement costs associated with all other legal and regulatory matters arising in the normal course of business. Also, we do not believe the excluded costs reflect the underlying performance of our operating businesses. (1) Regulatory defense and related costs – We exclude the costs of investigating and defending the matters associated with the Skilled Healthcare and other loss contingency expense as noted in footnote (1). We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses. (1) Other non-recurring costs – In the three and nine months ended September 30, 2017, we excluded $3.5 million of costs, primarily incurred in connection with the removal of a non cash actuarially developed discount related to the settlement of workers’ compensation claims for policy years 2012 and prior. In the three and nine months ended September 30, 2016, we excluded ($0.1) million and $0.8 million, respectively, of costs related to previously reported periods and a regulatory audit associated with acquired businesses and related to pre-acquisition periods. We do not believe the excluded costs are recurring or reflect the underlying performance of our operating businesses. See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein. Adjusted EBITDAR We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, covenants in our lease agreements use Adjusted EBITDAR as a measure of financial compliance. The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR. See the reconciliation of net loss attributable to Genesis Healthcare, I1n9c. to Adjusted EBITDAR included herein.